SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the Appropriate Box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under Rule 14a-12


                (Name of Registrant as Specified in Its Charter)

                                 MEDIFAST, INC.
                  ---------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the
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             was determined):

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         (5) Total fee paid:

|_|  Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed

                              [LOGO] MEDIFAST, INC.

                             -----------------------

                                 MEDIFAST, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 16, 2005

                             -----------------------

To the Shareholders of Medifast, Inc.:

You are invited to be present either in person or by proxy at the Annual Meeting of Shareholders of Medifast, Inc., (the "Company"), to be held on Friday, September 16, 2005 at The Roland E. Powell Convention Center. The Convention Center is located at 4001 Coastal Highway, Ocean City, MD 21842. The meeting will begin at 11:00 A.M., Eastern Daylight Time, for the following purposes:

      (1) To elect a classified Board of Directors consisting of seven directors, divided into three classes. Class I directors were elected to a three year term in 2004, with that term expiring in 2007. Class II directors are up for election for a three-year term, that will expire in 2008 and the term of Class III will expire at the next Annual Meeting of Shareholders in 2006, at which their class term expires and their respective successors will be duly elected and qualified.

      (2) To approve the re-appointment of Bagell, Josephs & Company, LLC, an independent member of the BDO Seidman alliance, as the Company's independent auditors for the fiscal year ending December 31, 2005.

      (3) To increase the number of authorized shares of common stock by 5 million shares to 20 million shares authorized.

      (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Your Board of Directors urges shareholders to vote FOR Items 1, 2, and 3.

All of these proposals are more fully described in the Proxy Statement that follows. Shareholders of record at the close of business on August 4, 2005, will be entitled to vote at the meeting and any adjournments thereof.

                                        By Order of the Board of Directors,


                                        /s/ Bradley T. MacDonald

                                        Bradley T. MacDonald
                                        Chairman of the Board
                                        & Executive Chairman
                                        August 11, 2005

                                    CONTENTS

                                                                            Page
                                                                            ----

Proxy Statement..............................................................  2
Proxy Solicitation...........................................................  2
Item 1. Election of Directors................................................  3
Principal Stockholders.......................................................  6
Security Ownership of Directors and Executive Officers.......................  7
Executive Compensation.......................................................  7
Report of the Audit Committee................................................  8
Section 16(a) Beneficial Ownership Reporting Compliance......................  9
Performance Comparison....................................................... 10
Item 2. Ratification of Appointment of Independent Auditors.................. 11
Annual Report................................................................ 12
Other Matters................................................................ 12

                                 MEDIFAST, INC.
                              11445 Cronhill Drive
                             Owings Mills, MD 21117
                                 (410) 581-8042

                             -----------------------

                                 PROXY STATEMENT
                     FOR 2005 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 16, 2005

                               GENERAL INFORMATION

            This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Medifast, Inc., a Delaware corporation (the "Company" or "Medifast"), to be voted at the Annual Meeting of Shareholders (the "Meeting") scheduled to be held at The Roland E. Powell Convention Center. The Convention Center is located at Ocean City, MD 21842. The meeting will begin at 11:00 A.M., Eastern Daylight Time, Friday, September 16, 2004, and at any adjournments thereof.

            Only shareholders of record as of the close of business on August 4, 2005* are entitled to notice of and to vote at the Meeting or any adjournment thereof. On that date, the Company had outstanding 12,639,001 shares of Common Stock, par value $.01 per share (the "Common Stock") issued less 78,160 shares of treasury stock leaving a total of 12,560,841 shares of common stock outstanding and entitled to vote on all matters. Each outstanding share of common stock entitles the holder to one vote. The presence in person or by proxy of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting.

            Each form of proxy which is properly executed and returned to the Company will be voted in accordance with the directions specified thereon, or, if no directions are specified, will be voted (i) for the election as Directors of the persons named herein under the caption "Election of Directors," (ii) for the approval of the re-appointment of Bagell, Josephs & Company, LLC as the Company's independent auditors for the fiscal year ending December 31, 2005 and (iii) to increase the number of authorized shares of Common Stock by 5 million shares from 15 million to 20 million shares. Any stockholder giving a proxy may revoke it at any time before it is exercised. Such revocation may be affected by voting in person or by proxy at the Meeting, by returning to the Company prior to the Meeting a proxy bearing a later date, or by otherwise notifying the Secretary of the Company in writing prior to the Meeting. The Company is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting.

            The Company's executive offices are at 11445 Cronhill Drive, Owings Mills, Maryland 21117 and its telephone number is (410) 581-8042. This proxy statement and the accompanying proxy are first being distributed to the shareholders of the Company on or about August 15, 2005.

      * Record Date

                               PROXY SOLICITATION

      The cost of soliciting proxies will be borne by the Company. In addition to the use of mail, proxies may be solicited personally, by telephone, telegraph, by officers, directors and regular employees of the Company, who will not be specially compensated for this purpose. The Company will also request record holders of Common Stock who are securities brokers, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of such stock, and will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting material.

                          ITEM 1. ELECTION OF DIRECTORS

      The Board of Directors are divided into three classes consisting of Class I, Class II, and Class III. At the 2004 Annual Meeting Class I directors consisting of Bradley T. MacDonald and Fr. Donald F. Reilly were elected to a three-year term expiring in 2007. The Annual Meeting represents the re-election of Class II and Class III directors. Directors for each of the two classes will need to be elected at the Annual Meeting. Only Class III directors terms will expire and will need to be elected at the next annual meeting.

      The number of directors in each class is determined by the Board of Directors and consists of as nearly equal a number of directors as possible. The term of Class I will expire in 2007. The term of Classes II will expire in 2008. Class III will then be up for re-election for a one-year term, followed by an election for a three-year term ending in 2009.

      The Board of Directors has nominated the nominees named below, which nominees are currently serving as directors and have indicated their willingness to continue serving as directors. The Board of Directors knows of no reason why such nominees would be unable to serve as directors. If any of the nominees should for any reason become unable to serve, then valid proxies will be voted for the election of such substitute nominee as the Board of Directors may designate. The three nominees for Class II Directors are Michael C. MacDonald, Mary T. Travis and Rev. Joseph Calderone. The two nominees for Class III Directors are Michael J. McDevitt, and George Lavin, Jr., Esq.

      Each director serves until his or her successor is elected and qualified or until his or her death, retirement, resignation, or removal. Should a vacancy occur or be created, whether arising through death, resignations, retirement or removal of a director, the vacancy will be filled by a majority vote of the remaining directors. A director so elected to fill a vacancy will serve for the remainder of the present term of office of the class to which he or she was elected.

Information Concerning Nominees

The name and age of each nominee and the year he/she became a director of the Company, according to information furnished by each, is as follows:

                                                                      YEAR FIRST
                                                                      ELECTED AS
      NAME                                                      AGE   A DIRECTOR
      ----                                                      ---   ----------
      Bradley T. MacDonald (1)(4)(6) .........................   57      1996
      Rev. Donald F. Reilly, O.S.A. (3)(4) ...................   58      1998
      Michael C. MacDonald (1)(4) ............................   52      1999
      Michael J. McDevitt (3)(4) .............................   56      2002
      Mary T. Travis (2)(3)(5) ...............................   53      2002
      Rev. Joseph Calderone, O.S.A. (2)(5) ...................   57      2003
      George Lavin, Jr., Esq. (5) ............................   76

----------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) Member of the Nomination Committee
(5) Independent director per the American Stock Exchange regulations.
(6) Executive Chairman and Chief Financial Officer

Class I Directors

Bradley T. MacDonald became Chairman of the Board and Chief Executive Officer of Medifast, Inc. on January 28, 1998. Prior to joining the Company, he was appointed as Program Director of the U.S. Olympic Coin Program of the Atlanta Centennial Olympic Games. Mr. MacDonald was previously employed by the Company as its Chief Executive Officer from September 1996 to August 1997. From 1991 through 1994, Colonel MacDonald returned to active duty to be Deputy Director and Chief Financial Officer of the Retail, Food, Hospitality and Recreation Businesses for the United States Marine Corps. Prior thereto, Mr. MacDonald served as Chief Operating Officer of the Bonneau Sunglass Company, President of Pennsylvania Optical Co., Chairman and CEO of MacDonald and Associates, which had major financial interests in a retail drug, consumer candy, and pilot sunglass companies. Mr. MacDonald was national president of the Marine Corps Reserve Officers Association and retired from the United States Marine Corps Reserve as a Colonel in 1997, after 27 years of service. He has been appointed to the Defense Advisory Board for Employer Support of the Guard and Reserve
(ESGR). Mr. MacDonald serves on the Board of Directors of the Wireless Accessories Group (AMEX: XWG) an American Stock Exchange listed Company. He is also on the Board of Directors of the Marine Corps Reserve Toys for Tots Foundation and is a Foundation Trustee of the Marine Reserve Association.

Very Reverend Donald Francis Reilly, O.S.A. holds a Doctorate in Ministry (Counseling) from New York Theological and an M.A. from Washington Theological Union as well as a B.A. from Villanova University. Very Reverend Reilly was ordained an Augustinian priest in 1974 and now serves as the Provincial for the Augustinian Order at Villanova, Pennsylvania. He is currently on the Board of Trustees of Villanova University, is President of the Board of "Bird Nest" in Philadelphia, Pennsylvania and is board member of Prayer Power. Fr. Reilly oversees more than 250 Augustinian Friars and their service to the Church, teaching at universities and high schools, ministering to parishes, serving as chaplains in the Armed Forces and hospitals, ministering to AIDS victims, and serving missions in Japan, South America, and South Africa. He is a member of the Medifast Compensation and Nomination Committees.

Class II Directors

Michael C. MacDonald, a Director, is a corporate officer and President of Global Accounts and Marketing Operations, for the Xerox Corporation. Mr. MacDonald's former positions at Xerox Corporation include executive positions in the sales and marketing areas. He is currently on the Board of Trustees of Rutgers University and a Director of the Jimmy V Foundation. Mr. MacDonald is the brother of Bradley T. MacDonald, the CEO of the Company. He is a member of the Medifast Executive and Nomination Committees.

Mary T. Travis is currently the Senior Vice President of Wholesale Operations for Sunset Mortgage Company, L.P. in Pennsylvania and was formerly the Vice President of Operations for the Financial Mortgage Corporation. Mrs. Travis is an expert in mortgage banking with over 36 years of diversified experience. She is an approved instructor of the Mortgage Bankers Association Accredited School of Mortgage Banking and is a Delegate and 2nd Vice president of the Mortgage Bankers Association of Greater Philadelphia. She is a member of the Medifast Audit Committee and is the qualified financial expert per the American Stock Exchange and Securities and Exchange Commission regulations. She is also a member of the Medifast Compensation Committee.

Reverend Joseph D. Calderone, O.S.A., Ed.D., is the Associate Director of Campus Ministry at Villanova University. Prior to his work at Villanova University, Reverend Calderone spent over eight years with the Loyola University Medical Center as the hospital Chaplain and taught multiple courses including Introduction to the Practice of Medicine and Business Ethics. Rev. Calderone has taught at Merrimack College, Rollins College, St. Leo's College, De Paul University and Washington Theological Union. Also, he is currently a Captain in the US Navy Reserves and serves as the Wing Chaplain for the 4th Marine Aircraft Wing. He is a member of the Medifast Audit Committee.

Class III Directors

Michael J. McDevitt, a Director, is a retired FBI Special Agent with over 29 years of government service with the United States Marine Corps and the FBI. He had attained Senior Executive status within the FBI's Investigative Technology Branch and is currently employed within the private sector as a physical security specialist.

George Lavin, Jr. Esq., is a senior partner at Lavin, Oneil, Ricci, Ceprone & Disipio. Mr. Lavin is a 1951 graduate of Bucknell University. He attended the University of Pennsylvania School of Law, receiving an LL.B. in 1956, and then served as a Special Agent, Federal Bureau of Investigation, United States Department of Justice, until 1959. Mr. Lavin is one of the dominant product liability defense attorneys in the nation. He has had regional responsibilities in several automotive specialty areas, and has been called upon to try matters throughout the county on behalf of his clients. Mr. Lavin's present practice and specialty emphasizes his commitment to defending the automotive industry. Mr. Lavin is admitted to practice before the Supreme Court of Pennsylvania, the United States Court of Appeals for the Third Circuit and the United States District Courts for the Eastern and Middle Districts of Pennsylvania. He is a member of the Faculty Advisory Board of the Academy of Advocacy, the Association of Defense Counsel, The Defense Research Institute, The American Board of Trial Advocates, and the Temple University Law School faculty. He has also been elected a fellow of the American College of Trial Lawyers. On March 1, 1994, Mr. Lavin assumed the title of Counsel to The Firm.

Meetings and Committees of the Board

      For the fiscal year ended December 31, 2004 ("Fiscal 2004"), the Board of Directors held four (4) meetings, including those in which matters were adopted by unanimous written consent. The Board has an Audit Committee, an Executive Committee, a Nomination Committee and a Compensation Committee. The purpose and responsibilities for each of these committees is outlined in committee charters adopted by the Board. The Board may, from time to time, form a new committee or disband a current committee depending on circumstances. In addition, the Board may determine to form ad hoc committees from time to time, and determine the composition and areas of competence of such committees.

      The Audit Committee of the Board of Directors consists of Mrs. Mary T. Travis, Rev. Joseph Calderone, O.S.A. and Mr. R. Scott Zion. The primary function of the committee is to assist the Board of Directors in fulfilling their oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. The committee held five (5) meetings during fiscal year 2004. The Audit Committee encourages continuous improvement of, and fosters adherence to, the corporation's policies, procedures and practices at all levels and has ensured that the Company complies with the provisions of the Sarbanes-Oxley Act.

      Messrs. Michael C. MacDonald, R. Scott Zion, and Bradley T. MacDonald are members of the Executive Committee. The Executive Committee has all the authority of the Board of Directors, except with respect to certain matters that by statute may not be delegated by the Board of Directors. The Committee meets periodically during the year to develop and review strategic operational and management policies for the Company. The Committee held three (3) meetings during fiscal year 2004.

      The Compensation Committee of the Board of Directors held two (2) meetings during fiscal year 2004. The members were Rev. Donald F. Reilly O.S.A, Mr. Michael J. McDevitt, and Mrs. Mary T. Travis. The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities with respect to compensation of the Company's executive officers and to produce an annual report for inclusion in the Company's proxy statement on executive compensation. The Committee approved a contract base salary for Mr. MacDonald, the Chief Executive Officer of $225,000, which has remained the same since 2003. The board made a $100,000 contribution to his Selective Retirement Plan for the improved Balance Sheet, increased revenue and profit generated in 2004.

      The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee's agenda. The schedule for each committee will be furnished to all directors.

      Mr. Scott Zion, was nominated and selected as a Class III Director by the Chairman of the Board, Bradley MacDonald. Mr. Zion is involved in a transaction that may or may not affect his independence as a director according to the rules of the American Stock Exchange. Once counsel gives an opinion on Mr. Zion's independence, he will be nominated as a Class III Director and the Board will conduct a special vote to elect him to the Board of Directors. Mr. Zion has been a valuable member of the Board of Directors of Medifast since 1999. If counsel deems he is not independent, he will be designated as "Special Counsel to the Chairman of the Board."

                             DIRECTORS' COMPENSATION

      The Company is authorized to pay a fee of $300 for each meeting attended by its directors who are not executive officers. It reimburses those who are not employees of the Company for their expenses incurred in attending meetings. Independent Directors claimed $17,500 in Director's fees and/or expenses in 2004. See "Executive Compensation - Stock Options" for stock options granted under the 1993 Plan to the Directors. The Company authorized a stock grant under rule 144 of 5,000 shares to the following directors: Michael J. McDevitt, Mary Travis, R. Scott Zion, Rev. Donald F. Reilly, Rev. Joseph Calderone and Michael
C. MacDonald in January 2005.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth as of August 4, 2005, information concerning the ownership of Common Stock and Preferred Stock by persons which, to the Company's knowledge, own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock.

                                              Common Stock              % of
      Name and Address                        Beneficially Owned     Outstanding
      ----------------                        ------------------     -----------
      Bradley T. MacDonald .................  1,306,206                 10.3%
        11445 Cronhill Drive
        Owings Mills, MD 21117

      RNI-NV Limited Partnership ...........  1,138,830                 9.0%

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information with respect to the beneficial ownership of shares of Common Stock or voting Preferred Stock as of August 4, 2005 of the Chief Executive Officer, each Director, each nominee for Director, each current executive officer named in the Summary Compensation Table under "Executive Compensation" and all executive officers and directors as a group. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other person. Under such rules, "beneficial ownership" includes shares as to which the undersigned has sole or shared voting power or investment power and shares, which the undersigned has the right to acquire within 60 days of March 15, 2004 through the exercise of any stock option or other right. Unless otherwise indicated, the named person has sole investment and voting power with respect to the shares set forth in the table.

                                                         NUMBER         % OF
NAME AND ADDRESS*                                      OF SHARES     OUTSTANDING
-----------------                                      ---------     -----------
Bradley T. MacDonald ............................     1,306,206(1)      10.3%
Donald F. Reilly ................................        65,452(2)       0.5%
Michael C. MacDonald ............................        50,854(2)       0.4%
Scott Zion ......................................       190,000(2)       1.5%
Mary Travis .....................................        12,500(2)      0.10%
Michael J. McDevitt .............................        18,900(2)      0.15%
Rev. Joseph Calderone ...........................         5,000(2)      0.04%

Executive Officers and Directors as a group
  (7 persons) ...................................     1,648,912        13.05%

*The address is c/o Medifast, Inc., 11445 Cronhill Drive, Owings Mills, Maryland 21117

(1) Mr. MacDonald beneficially owns 1,306,206 shares of common stock. Mrs. Shirley D. MacDonald and Ms. Margaret E. MacDonald, wife and daughter of Mr. MacDonald, individually or jointly own 485,605 shares of stock.
(2) Independent directors were issued 5,000 shares of common stock as compensation for their participation as Board Members in 2004.

                             EXECUTIVE COMPENSATION

         The following table sets forth information as to the compensation of the Chief Executive Officer of the Company and each other executive officer that received or will receive compensation in excess of $100,000 for 2005, 2004, and 2003.

                                                      Annual Compensation
                                                      -------------------

                                                                Value of Common/
                                                             Preferred Stock Issued   Option      Other Annual
Name                     Year      Salary ($)     Bonus ($)      in Lieu of Cash      Awards      Compensation
----                     ----      ----------     ---------      ---------------      ------      ------------
Bradley T. MacDonald     2005       225,000           0                      0         40,000(1)     100,000(2)
                         2004       225,000         75,000                   0              0              0
                         2003       225,000        112,000                   0              0              0
Leo V. Williams III      2005       125,000           0                      0              0              0
                         2004       118,000           0                      0         10,000              0

(1) The Board of Directors awarded Mr. MacDonald 40,000 options @2.67 in the first quarter of 2005.
(2) The Board of Directors increased the Company's contribution to the Selective Executive Retirement Plan for Mr. MacDonald by $100,000 in 2005.

                                  STOCK OPTIONS

      The Company's 1993 Employee Stock Option Plan (the "Plan"), as amended in July 1995, December 1997, June 2002, and again in July 2003 authorizes the issuance of options for 1,250,000 shares of Common Stock. The Plan authorizes the Board of Directors or the Compensation Committee appointed by the Board to grant incentive stock options and non-incentive stock options to officers, key employees, directors, and independent consultants, with directors who are not employees and consultants eligible only to receive non-incentive stock options. Employee stock options are vested over 2 years.

         * The following tables set forth pertinent information as of December 31, 2004 with respect to options granted under the Plan since the inception of the Plan to the persons set forth under the Summary Compensation Table, all current executive officers as a group and all current Directors who are not executive officers as a group of the Company. In addition, a chart listing option holders, grants made in the 2004 fiscal year, and a list of aggregate options and the value of these options, is provided.

                                                       ALL CURRENT   ALL CURRENT
                                                        EXECUTIVE    INDEPENDENT
                                        BRADLEY T.       OFFICERS     DIRECTORS
                                        MACDONALD (1)   AS A GROUP    AS A GROUP
                                        -------------   ----------    ----------
Options granted ..................        215,000         75,000        110,000
Average exercise price ...........        $  0.86        $  1.98        $  1.07
Options exercised ................        215,000         49,999        100,000
Average exercise  price ..........        $  0.86        $  0.88        $  0.70
Shares sold ......................              *              *              *
Options unexercised as of 12/31/04              0         11,667         10,000

                                                                     Approximate 5 YR         Value of
                                              FY '04 Grants @      Potential Realizable      Unexercised          Unexercised
                                             Price & Expiration     Value at 10% Annual        Options              Options
                                                 Month/Year         Stock Appreciation      as of 12/31/03      as of 12/31/03
Current Executive Officers and Directors     10,000@$8.60  2009           $13.86                10,000               $  0
Employees                                    20,000@$8.60  2009           $13.86                20,000                  0
Consultants                                  0                                                       0                  0
                                                                                                ------               ----
                                                                                                30,000               $  0

                       SELECTIVE EXECUTIVE RETIREMENT PLAN

      On May 27, 2003, the Medifast, Inc. Board of Directors approved the Selective Executive Retirement Plan for Bradley T. MacDonald, its CEO. The Plan will be funded over five years. During this period, Mr. MacDonald has contributed $250,000 of his earned compensation and the Corporation has contributed $350,000. The funds will be accumulated in a Merrill Lynch account and upon the retirement of Mr. MacDonald, the Plan will payout the accumulated principal and interest at the age of sixty or over a ten-year period. Each Deferred Compensation Plan contribution will vest in three equal phases over a three-year period. The Plan will vest 33% upon the first anniversary date, 33% upon the second anniversary date, and 34% upon the third anniversary date. At the discretion of the Board of Directors of Medifast, Inc. a waiver to the amended vesting period may be granted upon retirement or resignation of Bradley
T. MacDonald.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is composed of three directors who are independent, as defined under the listing standards of The American Stock Exchange, and operates under a written charter adopted by the Company's Board of Directors.

      The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to review and evaluate the Company's audited financial statements and to monitor and oversee the Company's internal control system, its accounting and financial reporting process, its independent audit function and its compliance with applicable laws and regulations. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and in compliance with the provisions of the Sarbanes-Oxley Act.

      The Audit Committee members are not professional accountants or auditors, and are not responsible for conducting reviews of auditing or accounting procedures, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Audit Committee's members in business, financial and accounting matters.

      Recent years have brought a wave of new legislation and regulations in the area of corporate governance and financial reporting as the U.S. government took unprecedented measures to set new standards for corporate behavior and to restore investor confidence. The Company has a long history of corporate responsibility and good citizenship, and has taken appropriate measures to respond to the new standards. The Audit Committee took a lead role in overseeing the efforts of the Company's Controller's Group, Internal Audit Department, Legal Department, and independent accountants in ensuring the Company's compliance with these reforms.

                                 AUDIT COMMITTEE

                Mary Travis (Chairperson)
                R. Scott Zion
                Rev. Joseph Calderone, O.S.A.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors and officers, and any person who owns more than ten percent of the Company's Common Stock (collectively, "Reporting Persons"), to file reports of their ownership and changes in ownership of Common Stock with the Commission. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely upon a review of copies of such reports furnished to the Company, and written representations that certain reports were not required, the Company believes that all of its Reporting Persons filed on a timely basis all reports required by Section 16(a) of the Exchange Act during or with respect to the year ended December 31, 2004.

                             PERFORMANCE COMPARISON

Nutraceutical Group Industry Comparison of Stock Prices
One-Year Comparison

                                                     July 28, 2005    July 28, 2004          $            %
Company                                               Stock Price       Stock Price        Change       Change
-------                                               -----------       -----------        ------       ------
Medifast (MED) ................................         $ 6.45             $ 3.45           3.00         86.9%
Natural Alternatives International, Inc. (NAII)           8.20               7.25           0.95         13.1%
Weider Nutrition (WNI) ........................           4.85               4.30           0.55         12.8%
Pure World, Inc (PURW) ........................           4.26               1.91           2.35        123.0%
Natures Sunshine Products, Inc. (NATR) ........          20.46              14.31           6.15         42.9%

                        One-Year Stock Price Comparison

                              [LINE GRAPH OMITTED]

Five-Year Comparison

                                                    July 28, 2005      July 28, 2000        $            %
Company                                              Stock Price        Stock Price       Change       Change
-------                                              -----------        -----------       ------       ------
Medifast (MED) ................................         $ 6.45             $  .28           6.17       2203.6%
Natural Alternatives International, Inc. (NAII)           8.20               1.88           6.32        336.2%
Weider Nutrition (WNI) ........................           4.85               2.65           2.20         83.0%
Pure World, Inc (PURW) ........................           4.26               2.88           1.38         47.9%
Natures Sunshine Products, Inc. (NATR) ........          20.46               7.00          13.46        192.3%

                        Five-Year Stock Price Comparison

                              [LINE GRAPH OMITTED]

Index Comparison

$100 invested in 2000 would return:

                                                         2000              2005
                                                         ----              ----
Nutraceutical Group Index ..................            $  100            $  672
Medifast ...................................            $  100            $2,302
S&P 500 ....................................            $  100            $   88

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

           ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has recommended for re-appointment, Bagell, Josephs & Company, LLC, as the Company's independent auditors. Bagell, Josephs & Company, LLC conducted the audit of the Company's financial statements for the year ended December 31, 2004. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. In March 2004, the Audit Committee recommended for election Bagell, Josephs & Company, LLC to serve as independent auditors to conduct an audit of the Company's financial statements for 2004.

                           PRINCIPAL ACCOUNTANT'S FEES

      During the time period of January 1, 2004 to December 31, 2004, review and audit fees paid to Bagell, Josephs & Company, LLC, were $70,000 and includes work performed on the quarterly reviews and the preparation of the Company's 10-QSB's and 10-KSB. Bagell, Josephs & Company, LLC did not perform any consulting services for the Company.

      A representative of Bagell, Josephs & Company, LLC is expected to be present or available by telephone at the annual meeting with an opportunity to make a statement to the stockholders if he desires to do so, and will respond to appropriate questions.

      Selection of the Company's independent auditor is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Bagell, Josephs & Company, LLC. After doing so, it may retain that firm or another without re-submitting the matter to the Company's shareholders. Even if the shareholders ratify the appointment of Bagell, Josephs & Company, LLC, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF BAGELL, JOSEPHS & COMPANY, LLC
                     AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  ANNUAL REPORT

      The Annual Report of the Company to the stockholders for the year ended December 31, 2004 on Form 10-KSB immediately follows this Proxy Statement. No part thereof is incorporated by reference in this Proxy Statement.

      On written request, the Company will provide without charge to each record or beneficial holder of the Common Stock as of August 4, 2005, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. Requests should be addressed to Investor Relations, c/o Medifast, Inc., 11445 Cronhill Drive, Owings Mills, Maryland 21117.

                                  OTHER MATTERS

      The Company is unaware of any matters, above, which will be brought before the Meeting.

      Any proposals intended to be presented at the Meeting of Shareholders to be held in 2005 must be received by the Company for inclusion in the Company's proxy material no later than August 4, 2005.

      It is important that your proxy be returned promptly no matter how small or large your holding may be. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. As a matter of policy, we keep confidential proxies, ballots and voting tabulations that identify individual shareholders. Such documents are available for examination only by the inspector of elections, certain employees and our transfer agent who are associated with the processing proxy cards and tabulation of the votes. The vote of any shareholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

August 4, 2005

                                      PROXY
                                 MEDIFAST, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Bradley T. MacDonald with full power of substitution, as attorneys for and in the name, place and stead of the undersigned, to vote all the shares of the common stock of MEDIFAST INC., owned or entitled to be voted by the undersigned as of the record date, at the Annual Meeting of Shareholders of said Company scheduled to be held the Roland E. Powell Convention Center, located at 4001 Ocean Highway, Ocean City, MD 21842 on Friday, September 16, 2005, at 11:00 A.M., Eastern Daylight Time or at any adjournment or adjournments of said meeting, on the following proposals as indicated.

1. To elect a classified Board of Directors consisting of seven directors. The Board of Directors are divided into three classes consisting of Class I, Class II, and Class III, and these classes are based upon seniority. The Class I Directors will hold office until 2007, while the Class II and III Directors will hold office until the next Annual Meeting of Stockholders at which their respective class term expires and their respective successors will be duly elected and qualified.

                                CLASS II ELECTION

Class II Directors: Mary T. Travis, Michael C. MacDonald and Rev. Joseph D. Calderone, O.S.A.

      |_| FOR All nominees                                          |_| WITHHOLD
          (except as marked to the contrary below)


                               CLASS III ELECTION

Class III Directors: Michael J. McDevitt, and George Lavin, Esq.

      |_| FOR All nominees                                         |_| WITHHOLD
          (except as marked to the contrary below)

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

2. To approve the re-appointment of Bagell, Josephs & Company, LLC, an independent member of the BDO Seidman alliance, as the Company's independent auditors for the fiscal year ending December 31, 2005.

      |_| FOR                   |_| AGAINST                 |_| ABSTAIN

3. To increase the number of authorized shares of common stock by 5 million shares to 20 million shares.

      |_| FOR                   |_| AGAINST                 |_| ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment thereof. (Please date and sign on reverse side).

      This proxy, if properly executed and returned will be voted in accordance with the directions specified hereof. If no directions are specified, this proxy will be voted FOR the election of the directors named above or their substitutes as designated by the Board of Directors.


Dated: _______________________           _______________________________________
                                         Signature of Stockholder


                                         _______________________________________
                                         Signature of Co-Holder (if any)

      Please sign exactly as your name appears hereon and date. Joint owners should each sign. Trustees and fiduciaries should indicate the capacity in which they are signing.